                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

                                               [ ]  Confidential, for Use of the Commission
[ ]  Preliminary Proxy Statement                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AGCO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

         -----------------------------------------------------------------------

                                  [AGCO LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2001

     The Annual Meeting of Stockholders of AGCO Corporation will be held at the offices of the Company, 4205 River Green Parkway, Duluth, Georgia 30096 on Wednesday, April 25, 2001, at 9:00 a.m., local time, for the following purposes:

          1. To elect four directors to serve for the ensuing three years or until their successors have been duly elected and qualified;


          2. To consider the AGCO Corporation 2001 Stock Option Plan, and


          3. To transact any other business which may properly be brought before the meeting.


     The Board of Directors has fixed the close of business on March 12, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. During the period from April 16, 2001 until the annual meeting, a list of stockholders as of the close of business on March 12, 2001 will be available at the location of the meeting, for examination during normal business hours by any stockholder.


     WE URGE YOU TO MARK AND EXECUTE YOUR PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                        By Order of the Board of Directors

                                        ROBERT J. RATLIFF
                                        Executive Chairman of the Board


Duluth, Georgia

April 4, 2001

                                AGCO CORPORATION
                      ------------------------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2001

                      ------------------------------------

                         INFORMATION REGARDING PROXIES

     This proxy solicitation is made by the Board of Directors (the "Board of Directors" or the "Board") of AGCO Corporation (the "Company"), which has its principal executive offices at 4205 River Green Parkway, Duluth, Georgia 30096. By signing and returning the enclosed proxy card, you authorize the persons named on the proxy card to represent you and vote your shares.

     If you attend the meeting, you may vote by ballot. If you are not present at the meeting, your shares can be voted only when represented by proxy. You may indicate a vote for or against the proposal on the proxy card and your shares will be voted accordingly. If you indicate a preference to abstain on the proposal, no vote will be recorded. You may withhold your vote from any nominee for director by writing his name in the appropriate space on the proxy card. You may cancel your proxy before balloting begins by notifying the Corporate Secretary in writing at 4205 River Green Parkway, Duluth, Georgia 30096. In addition, any proxy signed and returned by you may be revoked at any time before it is voted by signing and duly delivering a proxy bearing a later date or by attendance at the meeting and voting in person. If you return a signed proxy card that does not indicate your voting preferences, the persons named on the proxy card will vote your shares in favor of all of the items set forth in the attached notice.

     The enclosed form of proxy is solicited by the Board of Directors of the Company and the cost of solicitation of proxies will be borne by the Company. In order to ensure that a quorum is represented by proxies at the meeting, proxy solicitation may also be made personally or by telephone or telegram by officers or employees of the Company, without added compensation. The Company will reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. The Company may retain an outside firm to aid in the solicitation of proxies for fees which the Company expects would not exceed $25,000.

     This proxy statement and form of proxy are first being sent to stockholders on or about April 4, 2001. The Company's 2000 Summary Annual Report to its stockholders and its Annual Report on Form 10-K for the 2000 fiscal year are also enclosed and should be read in conjunction with the matters set forth herein. See "Annual Report to Stockholders."

                                 VOTING SHARES

     Only stockholders of record as of the close of business on March 12, 2001 will be entitled to notice of and to vote at the annual meeting to be held on April 25, 2001 (the "Annual Meeting"). On March 12, 2001, the Company had outstanding 59,591,828 shares of Common Stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote on each matter coming before the meeting. No cumulative voting rights are authorized, and dissenters' rights for stockholders are not applicable to the matters being proposed.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). With respect to any matter (other than the election of directors) that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS


     Currently, the Company's Board of Directors has fixed the number of directors at eleven. The Board is divided into three classes of directors, designated Class I, Class II and Class III, with each class as nearly equal in number as possible to the other two classes. The three classes serve staggered three-year terms. Stockholders annually elect directors of one of the three classes to serve for three years or until their successors have been duly elected and qualified. At the Annual Meeting, stockholders will elect four directors to serve as Class III directors. The Governance Committee has recommended, and the Board of Directors has nominated, the four individuals named below to serve as Class III directors until the annual meeting in 2004 or until their successors have been duly elected and qualified.


     The following is a brief description of the business experience of each nominee.


     W. WAYNE BOOKER, age 66, has been a Director of the Company since October 2000. Mr. Booker currently serves as Vice Chairman of Ford Motor Company, a position he has held since 1996. In addition, Mr. Booker has been a Vice President of Ford since 1989. Mr. Booker currently serves on the boards of several international councils. He is also the Chairman of the National Center for Asia Pacific Economic Council.


     GERALD B. JOHANNESON, age 60, has been a Director of the Company since April 1995. Mr. Johanneson has been President and Chief Executive Officer of Haworth, Inc. since June 1997. He served as President and Chief Operating Officer of Haworth, Inc. from January 1994 to June 1997 and as Executive Vice President and Chief Operating Officer from March 1988 to January 1994.

     CURTIS E. MOLL, age 61, has been a Director of the Company since April 2000. Mr. Moll has been Chairman of the Board and Chief Executive Officer of MTD Products, Inc., a global manufacturing corporation, since 1980. He joined MTD Products as a project engineer in 1963. Mr. Moll is also Chairman of the Board of Shiloh Industries and serves on the Boards of Cleveland Advanced Manufacturing Program, Inc. and the Sherwin-Williams Company.

     ROBERT J. RATLIFF, age 69, has been Executive Chairman of the Board of Directors since January 1999 and Chairman of the Board of Directors since August 1993, and a Director since June 1990. Mr. Ratliff previously served as Chief Executive Officer of the Company from January 1996 until November 1996 and from August 1997 to February 1999 and President and Chief Executive Officer from June 1990 to January 1996. Mr. Ratliff is also a director of the National Association of Manufacturers and the Equipment Manufacturers Institute. Mr. Ratliff is a member of the Board of Councilors of the Carter Center.

     Each of these nominees has indicated a willingness to serve on the Board of Directors of the Company. If any of the nominees shall become unable to serve, or for good cause will not serve, the persons named on the enclosed proxy card may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board of Directors. The Company's Bylaws provide that nominations from the floor of persons other than the nominees proposed by the Board of Directors will not be accepted unless the stockholder has provided certain information concerning proposed nominees to the Company in writing no later than sixty days and no earlier than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Because the Company has not received such notice as provided under its Bylaws, nominees other than those proposed by the Board of Directors will not be accepted.

     The four nominees who receive the greatest number of votes cast for the election of directors at the meeting shall become directors at the conclusion of the tabulation of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

                         DIRECTORS CONTINUING IN OFFICE


     The seven individuals named below are now serving as Directors of the Company with terms expiring at the annual meetings in 2002 and 2003, as indicated.


     Directors who are continuing in office as Class I Directors whose terms expire at the annual meeting in 2002 are listed below:


     WOLFGANG DEML, age 55, has been a Director of the Company since February 1999. Since July 1991, Mr. Deml has been President and Chief Executive Officer of BayWa Corporation, a trading and services company located in Munich, Germany. Mr. Deml is also currently Vice President of the German Raiffeisen Organization; Executive Officer of the Austrian Raiffeisen Organization; a member of the Supervisory Board of MAN Nutzfahrzeuge AG; a member of the Advisory Committee of Allianz AG; a member of the Supervisory Board of VK Muhlen AG; a member of the Supervisory Board of the Landwirtschaftliche Rentenbank Frankfurt; and a member of the Supervisory Board of Raiffeisen Ware Austria.


     ANTHONY D. LOEHNIS, age 65, has been a Director of the Company since July 1997. Mr. Loehnis has been a director of St. James's Place Capital plc since July 1993 and its J. Rothschild International Marketing Limited subsidiary since December 1995. Mr. Loehnis also serves as Non-Executive Director of Tokyo-Mitsubishi International plc and Alpha Bank London Limited. Mr. Loehnis is Non-Executive Chairman of Henderson Japanese Smaller Companies Trust plc and the Knox D'Arcy Trust plc. Previously, from 1989 to 1992, Mr. Loehnis was a director of S. G. Warburg Group plc, and, from 1981 to 1989, Mr. Loehnis was Executive Director of the Bank of England in charge of international affairs.


     DAVID E. MOMOT, age 63, has been a Director of the Company since August 2000. Over his 30 year career with General Electric, Mr. Momot served in various manufacturing and general management positions. Most recently, from 1991 to 1997, Mr. Momot held various executive positions at General Electric including Vice President of European Operations G.E. Lighting, President and Chief Executive Officer of BG Automotive Motors, Inc. and, most recently, Vice President and General Manager of Industrial Drive Motors and Generators. Mr. Momot has served on the executive board of the Boy Scouts of America, on various Chambers of Commerce at local and state levels and on several YMCA and church boards.


     JOHN M. SHUMEJDA, age 55, has been a Director of the Company since February 1999. He has been Chief Executive Officer and President for the Company since February 1999. He served as President and Chief Operating Officer for the Company from January 1998 to February 1999 and Executive Vice President, Technology and Manufacturing from February 1997 to January 1998. Mr. Shumejda was President, Corporate Operations and Technology from August 1996 to February 1997, Executive Vice President, Technology and Development from January 1996 to August 1996 and Executive Vice President and Chief Operating Officer from January 1993 to January 1996.


     Directors who are continuing in office as Class II Directors whose terms expire at the annual meeting in 2003 are listed below:



     HENRY J. CLAYCAMP, age 69, has been a Director of the Company since June 1990. Mr. Claycamp has been President of MOSAIX Associates management consulting since 1985. From 1973 to 1982, Mr. Claycamp was Vice President of Corporate Planning and Vice President of Corporate Marketing for International Harvester Company. Previously, Mr. Claycamp held professorial positions at Stanford University, Purdue University and the Massachusetts Institute of Technology.


     WOLFGANG SAUER, age 70, has been a Director of the Company since May 1997. Dr. Sauer has been a principal of WS Consult -- Wolfgang Sauer & Associates S/C Ltda., an international consulting firm based in

Brazil since November 1990. Since 1992, Dr. Sauer has been Chairman of the Board of SP Trans -- Sao Paulo Transporte and on the board or administrative council of Iochpe-Maxion S.A., Coca-Cola Industries Ltda., Hannover Seguros S.A., Xerox do Brasil S.A., Carborundum S.A., Atlas Copco do Brasil Ltda., Icatu Holding, WTC-World Trade Center -- Sao Paulo and the Council of Brazil-German Chambers of Industry and Commerce. From 1970 to March 1987, Dr. Sauer served as President and Chief Executive Officer of Volkswagon for their operations in Argentina and Brazil and served as President and Chief Executive Officer of the Ford-Volkswagon joint-venture, Autolatina, in such countries from March 1987 to November 1990. In February 1998, Dr. Sauer was designated Ambassador Extraordinary and Plenipotentiary of the Sovereign Military Order of Malta for Brazil.


     HENK VISSER, age 56, has been a Director of the Company since April 2000. Mr. Visser is Chief Financial Officer of NUON N.V. Mr. Visser has served on the Board of major international corporations and institutions including the Amsterdam Stock Exchange, Amsterdam Institute of Finance, International Farm Management Association, Bever Holding, Sobel N.V., Agricultural University Wageningen, Foundation Preferred Stocks KLM and on the economics faculty at Free University.


             BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     During 2000, the Board of Directors held eight meetings. Each nonemployee director receives a retainer fee of $30,000 per annum, $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. Committee chairmen receive an annual retainer of $4,000 and an additional fee of $500 for each committee meeting attended. The Company also pays Mr. Claycamp an annual fee in lieu of the retainer fee of $50,000 as compensation for serving as Chairman of the Executive Committee of the Board and an annual fee of $120,000 for serving as a marketing consultant to the Company. The Company pays Mr. Momot an annual fee of $120,000 for serving as a manufacturing consultant to the Company. In addition to the above fees, the Company provides each non-employee director a grant of 5,000 shares under the Company's 1991 Stock Option Plan at the time of each election to the Board with an exercise price equal to the stock price at the date of grant. In addition, each non-employee director participates in the Nonemployee Director Stock Incentive Plan (described below) and is reimbursed for 50% of the fees paid by the director for personal estate planning consulting by third parties. Directors who are employees of the Company are not paid any fees or additional remuneration for service as members of the Board or its committees.

NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

     At the 1995 annual meeting, the stockholders approved the AGCO Corporation Nonemployee Director Stock Incentive Plan (the "Director Plan"), effective December 14, 1994, which was amended by the stockholders at the 1997 annual meeting. Pursuant to the Director Plan, each nonemployee director is awarded the right to receive shares of Common Stock which can be earned during the three year performance period in effect for that participant. The Director Plan requires stock appreciation to earn awards. The awarded shares are earned in increments for each 15% increase in the average stock price (with the average calculated over 20 consecutive trading days) over the base price (the fair market value of the stock at the time the shares are awarded). The stock price must increase 60% in a three year period for the full allocation to be earned. When an increment of the award is earned, the shares are issued in the form of restricted stock, which vests 12 months after the last day of the three year performance period. In the event a director departs from the Board of Directors for any reason, all earned awards vest. If the awarded shares are not fully earned before the end of the three year performance period or before the participant's departure from the Board of Directors for any reason, whichever comes first, any unearned awards are forfeited. The ultimate value of the restricted stock is determined by the stock price at the end of the vesting period. When the restricted shares are earned, a cash payment designed to satisfy a portion of the federal and state income tax obligations is paid by the Company to each participant. The tax payment is provided to remove the necessity for the nonemployee director to sell a significant portion of the stock earned under the Director Plan to pay taxes.

     As of March 12, 2001, there were 10,500 shares awarded but not earned under the Director Plan and 8,500 shares that had been earned but not vested under the Director Plan.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has delegated certain functions to the following standing committees of the Board:

          The Executive Committee is authorized, between meetings of the Board, to perform all of the functions of the Board of Directors except as limited by the General Corporation Law of the State of Delaware or by the Company's Certificate of Incorporation or Bylaws. The Executive Committee held one meeting in 2000 and is currently composed of Messrs. Claycamp (Chairman), Johanneson, Moll, Ratliff, Sauer and Shumejda.

          The Audit Committee's functions are to recommend for appointment by the Board of Directors a firm of independent certified public accountants to act as auditors for the Company and to meet with the auditors to review the scope, preparation and results of the Company's audits, to review the Company's internal accounting and financial controls and to consider other matters relating to the financial reporting process and safeguarding of the Company's assets. The Audit Committee held five meetings in 2000 and is currently composed of Messrs. Booker, Loehnis, Moll (Chairman), Momot and Visser. The report of the Audit Committee is set forth under the caption "-- Audit Committee Report."

          The Compensation Committee's functions are to review, approve, recommend and report to the chief executive officer and the Board of Directors matters regarding the compensation of the Company's chief executive officer and other key executives, compensation levels or plans affecting the compensation of the Company's other employees and administration of the Company's Management Incentive Compensation Plan, the 1991 Stock Option Plan, the Long-Term Incentive Plan and the Director Plan. The Compensation Committee held five meetings in 2000 and is currently composed of Messrs. Booker, Deml, Johanneson (Chairman), Sauer and Visser. The report of the Compensation Committee is set forth under the caption
     "-- Compensation Committee Report on Executive Compensation."

          The Governance Committee plays a central role in planning the size and composition of the Board of Directors, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, evaluating Board performance and recommending action to improve corporate governance. The Governance Committee expects to be able to identify from its own resources the names of qualified nominees but will accept recommendations of individuals to be considered as nominees from stockholders. The Company's Bylaws provide that nominations from the floor of persons other than the nominees proposed by the Board of Directors will not be accepted unless the stockholder has provided certain information concerning proposed nominees to the Company in writing no later than sixty days and no earlier than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The Governance Committee held two meetings in 2000 and is currently composed of Messrs. Claycamp (Chairman), Deml, Loehnis and Moll.

          The Succession Planning Committee's function is to ensure a continued source of capable, experienced managers is present to support the Company's future success. The Succession Planning Committee meets regularly with senior members of management in an effort to assist executive management in their plans for senior management succession, to review the backgrounds and experience of senior management, and to assist in the creation of tailored individual personal and professional development plans. The Succession Planning Committee held three meetings in 2000 and is currently composed of Messrs. Claycamp, Johanneson, Momot, Ratliff, Sauer (Chairman) and Shumejda.

     During fiscal 2000, each director attended at least 75% of the aggregate of the number of meetings of the Board and respective committees on which he served while a member thereof.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, Messrs. Booker, Deml, Johanneson, Sauer and Visser served as members of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2000.

                               PROPOSAL NUMBER 2

                       APPROVAL OF 2001 STOCK OPTION PLAN

     The Board is submitting a proposal for approval by the stockholders to approve our 2001 Stock Option Plan (the "2001 Option Plan"), which replaces the Company's 1991 Stock Option Plan, as amended in 1998 (the "1991 Option Plan"). The 1991 Option Plan expires on September 17, 2001. In addition, the 1991 Option Plan does not have sufficient shares to meet the Company's anticipated needs for employee retention and recruiting.

     If the Plan is approved by stockholders, we will not issue any additional awards under the 1991 Stock Option Plan. However, unused shares under the 1991 Option Plan will carryover to the 2001 Stock Option Plan and be available for the grant of awards under the 2001 Option Plan, as described below. Currently, 4,000,000 shares may be made subject to options granted under the 1991 Option Plan. To date, the Board has granted 3,876,503 of the 4,000,000 options currently available for grant under the 1991 Option Plan, leaving 123,497 shares unused. The 2001 Option Plan would allow the Company to issue the remaining unused shares under the 1991 Option Plan, plus an additional 2,500,000 shares. Consequently, the 2001 Option Plan will enable the Company to grant an aggregate of 2,623,497 options.

     The Board believes that the 1991 Option Plan has been an important factor in attracting, keeping and motivating key employees, and further believes that this type of incentive should continue to be offered in the future. The 2001 Stock Option Plan provides for the grant to certain directors, key employees and consultants of the Company and its subsidiaries of options to purchase shares of Common Stock of the Company, which options may be qualified as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonqualified options. Only key employees may be granted incentive stock options under the 2001 Option Plan. The Company believes that the 2001 Option Plan is an important part of the Company's compensation policy for key employees who are not executive officers. The 2001 Option Plan provides an effective method to attract and retain qualified employees and provides a strong and direct link between employee compensation and stockholder return. As a result, the Board proposes and recommends approval of the 2001 Stock Option Plan.

     The 2001 Stock Option Plan, which would allow stock options to be granted beginning April 25, 2001 (the "Effective Date") through April 24, 2011, is similar to the 1991 Option Plan. A summary of the 2001 Stock Option Plan appears below. This summary is qualified in its entirety by reference to the text of the 2001 Stock Option Plan, which is included as Appendix A to this proxy statement.


     The number of stock options that will be awarded to certain of the Company's directors and key employees and consultants pursuant to the 2001 Option Plan is not currently determinable. The Company did not grant any stock options pursuant to the 1991 Option Plan, the predecessor plan to the 2001 Option Plan, during the fiscal year ended December 31, 2000 to any of the Company's Executive Chairman, the other four most highly compensated executive officers of the Company or the other executive officers of the Company. In 2000, however, 782,000 options were granted under the 1991 Stock Option Plan to employees, including certain current officers who are not executive officers, and 20,000 options were granted to directors who are not executive officers.


     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting for this proposal will be required to approve the amendment to the 2001 Option Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                        TO APPROVE THE 2001 OPTION PLAN.


     The material features of the 2001 Option Plan are outlined below.

ADMINISTRATION

     The 2001 Option Plan will be administered by the Compensation Committee of the Board of Directors, which will select the optionees and determine (i) the amount of Common Stock subject to each option,

(ii) the vesting schedule of the option, (iii) the exercise price (which, in the case of the incentive stock options, cannot be less than 100% of the estimated fair market value at the date of grant), and (iv) the duration of the option (which, in the case of incentive stock options, cannot exceed 10 years from the date of grant). The Compensation Committee will also have authority to construe and amend the 2001 Option Plan and all options granted under it, to prescribe, amend and rescind rules and regulations relating to the 2001 Option Plan, to determine the terms and provisions of the options granted under the 2001 Option Plan (which need not be identical) and to make all other determinations necessary or advisable for administering the 2001 Option Plan.

TERMINATION AND AMENDMENT

     Unless sooner terminated by the Board of Directors, the 2001 Option Plan will terminate on April 24, 2011. The Board of Directors may amend the 2001 Option Plan without stockholder approval except to the extent that any such amendment fails to comply with any applicable provision of the Internal Revenue Code, ERISA or the rules of the NYSE or causes the 2001 Option Plan to fail to be treated as qualified performance-based compensation under applicable Treasury Regulations.

ELIGIBILITY AND EXERCISE PLAN

     Options may be granted under the 2001 Option Plan only to certain of the Company's directors and key employees and consultants of the Company or any of its subsidiaries. As of March 12, 2001, 156 individuals held options granted under the 1991 Option Plan, the predecessor plan to the 2001 Option Plan. In the case of incentive stock options, if the aggregate fair market value (valued on the date of the grant of the option) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, any options which otherwise qualify as incentive stock options to the extent of the excess will be treated as nonqualified options.

     In granting an option, the Compensation Committee will designate whether the option is an incentive stock option or a non-qualified stock option and fix the number of shares of the Company's Common Stock that the grantee may purchase on exercise of the option and the price at which the shares may be purchased. In the case of any incentive stock option, such price may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the option, except that in the event of any optionee who owns 10% or more of the total combined voting power of all classes of stock of the Company (using the attribution of stock ownership rules of Section 424(b) of the Internal Revenue
Code), the option price shall not be less than 110% of the fair market value of the Company's Common Stock on the date of grant of the option and such option must be exercised on or before the fifth anniversary date of the grant of the option.

STOCK SUBJECT TO THE 2001 OPTION PLAN

     As of March 12, 2001, 2,433,497 shares of Common Stock were reserved for issuance upon exercise of options previously granted under the 1991 Option Plan and 123,438 shares remained available for the grant of future options under such plan. The 2001 Option Plan will allow the Company to issue the remaining unused shares under the 1991 Option Plan, plus an additional 2,500,000 shares. Consequently, if the 2001 Option Plan is adopted the number of shares authorized for issuance under the 2001 Option Plan will be 2,623,438.

     If any option granted under the 2001 Option Plan for any reason expires or otherwise terminates without having been exercised in full, the stock not purchased under such option again becomes available for issuance under the 2001 Option Plan. The stock subject to the 2001 Option Plan may be unissued shares of Common Stock or shares of issued Common Stock held in the Company's treasury, or both. No individual may receive options for more than 250,000 shares of Common Stock over the life of the 2001 Option Plan.

TERMS OF OPTIONS

     The Compensation Committee, in its discretion, may grant options under the 2001 Option Plan subject to such terms and conditions as the Compensation Committee deems consistent with the terms of the 2001 Option Plan and not inconsistent with applicable provisions of the Internal Revenue Code. The Compensation

Committee shall determine when each option shall expire (to the extent not fully exercised), which date shall be no later than the tenth anniversary of the date the option is granted, and on what schedule such options shall be exercised. Upon exercise of an option, the holder must make payment in full of the option price for the shares of the Company's Common Stock purchased in cash or in the equivalent fair market value of shares of Common Stock. The 2001 Option Plan prohibits the repricing of options granted to an employee upon cancellation of outstanding options if the price of the new options would be lower than the option price under existing options, unless a period in excess of six months has elapsed between the date of cancellation of outstanding options and the granting of new options.

     All options are nontransferable other than by will or the laws of descent and distribution, and incentive stock options are exercisable during the lifetime of the optionee only while the optionee is in the employ of the Company or within three months (one year in the case of disability) after termination of employment. If an optionee dies, the option is exercisable not later than one year from the date of death to the extent the optionee was entitled to exercise the option on the date of death. The Company receives no consideration for the grant of the options to optionees other than the services of the optionees to the Company.

FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Options. An individual receiving a nonqualified option under the 2001 Option Plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the individual must generally recognize ordinary income at the time of exercise of the nonqualified option in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income recognized by an individual is deductible by the Company in the year that the income is recognized by the individual. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.

     Incentive Stock Options. An optionee who is granted an incentive stock option under the 2001 Option Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Common Stock received upon the exercise of the incentive stock option over the option exercise price is includable in the optionee's alternative minimum taxable income and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Common Stock acquired by the exercise of an incentive stock option is increased by the amount of such excess.

     Upon the disposition of the Common Stock acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price (except that for AMT purposes, the gain or loss would be the difference between the sales price and the optionee's basis increased as described in the preceding paragraph), provided that the optionee has not disposed of the Common Stock within two years after the date of grant or within one year from the date of exercise. If the optionee disposes of the Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of (i) the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the difference between the exercise price and the amount realized on such Disqualifying Disposition. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon the length of time that the Common Stock is held. Unlike the case in which a nonqualified option is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth certain information as of March 12, 2001 regarding persons or groups known to the Company who are, or may be deemed to be, the beneficial owner of more than five percent of the Company's Common Stock.

                                                               AMOUNT AND
                                                                 NATURE
NAME AND ADDRESS                                              OF BENEFICIAL    PERCENT OF
OF BENEFICIAL OWNER                                             OWNERSHIP       CLASS(1)
-------------------                                           -------------    ----------
Dimensional Fund Advisors(2)................................    3,326,620          5.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Massachusetts Financial Services(3).........................    5,481,175          9.2
  500 Boylston Street
  Boston, MA 02116
Mellon Financial Corporation(4).............................    4,973,099          8.3
  One Mellon Center
  Pittsburgh, Pennsylvania 15258
Forstmann-Leff Associates, LLC(5)...........................    6,352,271         10.7
  590 Madison Avenue
  New York, New York 10022
Same Deutz-Fahr S.p.A(6)....................................    5,949,000         10.0
  Vidale Francesco Cassani n. 14
  24047 Treviglio (Bg), Italy

---------------

(1) Based on 59,591,828 shares of Common Stock outstanding on March 12, 2001.

(2) Based upon Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001. Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." All securities reported in the Schedule 13G filed by Dimensional with the Securities and Exchange Commission on February 2, 2001 are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3) Based upon Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001.
(4) Based upon Schedule 13G filed with the Securities and Exchange Commission on January 17, 2001.
(5) Based on the Amendment No. 2 to Schedule 13G filed on February 14, 2001. Includes shares beneficially owned by FLA Asset Management, LLC, FLA Advisers LLC, and Forstmann-Leff International, LLC.
(6) Based upon Schedule 13G filed with the Securities and Exchange Commission as of February 14, 2001.

     The following table sets forth certain information as of March 12, 2001 with respect to the beneficial ownership of the Company's Common Stock by the Company's directors, the Chairman and Chief Executive Officer of the Company during 2000 and the other four most highly compensated executive officers of the Company during such period and all executive officers and directors as a group. Unless otherwise indicated in the footnotes, each such individual has sole voting and investment power with respect to the shares set forth in the table.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL
                                                              OWNERSHIP    PERCENT OF
NAME OF BENEFICIAL OWNER                                      (1)(2)(3)     CLASS(4)
------------------------                                      ----------   ----------
Robert J. Ratliff(5)........................................    781,952       1.3%
W. Wayne Booker.............................................         --         *
Henry J. Claycamp...........................................     23,548         *
Wolfgang Deml...............................................      1,500         *
Gerald B. Johanneson........................................     10,000         *
Anthony D. Loehnis..........................................      4,500         *
Curtis E. Moll..............................................      1,000         *
David E. Momot..............................................         --         *
Wolfgang Sauer..............................................      2,500         *
John M. Shumejda............................................    362,093         *
Henk Visser.................................................      1,000         *
Norman L. Boyd..............................................     56,500         *
Aaron D. Jones..............................................     52,200         *
Edward R. Swingle...........................................    186,728         *
All executive officers and directors as a group (18
  persons)..................................................  1,573,176       2.6%

---------------

 *  Less than one percent.
(1) Includes shares which may be purchased upon exercise of options which are exercisable as of March 12, 2001 or become exercisable within 60 days thereafter, for the following individuals: Mr. Ratliff -- 9,000; Mr. Claycamp -- 1,000; Mr. Johanneson -- 5,000; Mr. Moll -- 1,000; Mr.
    Visser -- 1,000; Dr. Sauer -- 1,000; Mr. Boyd -- 5,200; Mr. Jones -- 7,200;
    all executive officers and directors as a group -- 62,055.
(2) Includes the following numbers of unvested restricted shares of the Company's Common Stock earned under the Long-Term Incentive Plan by the following individuals: Mr. Shumejda -- 42,167; Mr. Boyd -- 14,667; Mr.
    Jones -- 18,333; Mr. Swingle -- 14,667; all executive officers and directors as a group -- 124,400.
(3) Includes the following numbers of restricted shares of the Company's Common Stock earned under the Director Plan by the following individuals: Mr. Claycamp -- 2,000; Mr. Deml -- 1,500; Mr. Johanneson -- 2,000; Mr.
    Loehnis -- 1,500; Dr. Sauer -- 1,500; all executive officers and directors as a group -- 8,500.
(4) Any securities not outstanding which are subject to options which are exercisable as of March 12, 2001 or become exercisable within 60 days thereafter are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Based on 59,591,828 shares of Common Stock outstanding on March 12, 2001.
(5) Includes 2,742 shares of Common Stock owned by Mr. Ratliff's wife, 200,000 shares of Common Stock beneficially owned by Mr. Ratliff as trustee of the Robert J. Ratliff Charitable Remainder Unitrust and 568,360 shares of Common Stock owned by a family limited partnership of which Mr. Ratliff controls the general partner. Mr. Ratliff disclaims beneficial ownership of these shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 2000, 1999 and 1998, the cash and noncash compensation paid to or earned by Robert J. Ratliff, who served as Chairman and Chief Executive Officer until February 1999 and as Executive Chairman thereafter, and the four other most highly compensated executive officers of the Company during 1999 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                       ANNUAL COMPENSATION                    AWARDS
                                          ----------------------------------------------   ------------
                                                                            OTHER ANNUAL    RESTRICTED     ALL OTHER
          NAME AND                                                             ($)(2)      STOCK AWARDS   COMPENSATION
     PRINCIPAL POSITION                   YEAR     SALARY     BONUS($)(1)   COMPENSATION      ($)(3)         ($)(4)
     ------------------                   ----   ----------   -----------   ------------   ------------   ------------
Robert J. Ratliff --                      2000   $1,000,000    $     --       $ 25,200         $ --         $  4,800
  Executive Chairman of                   1999    1,000,000          --         12,500           --           19,243
  the Board                               1998    1,000,000          --             --           --          255,957
John M. Shumejda --                       2000      607,200     524,924        883,261           --           32,156
  President and Chief                     1999      486,036          --        942,440           --           94,070
  Executive Officer                       1998      395,842      88,273        848,484           --          159,393
Edward R. Swingle --                      2000      290,872     251,459        385,524           --           43,119
  Senior Vice President,                  1999      258,154          --        456,131           --           38,031
  Sales and Marketing, North              1998      213,786      42,223        438,643           --           42,563
  and South America
Norman L. Boyd --                         2000      233,731     202,060        151,904           --           29,091
  Senior Vice President,                  1999      212,483          --         78,042           --            8,879
  Corporate Development                   1998      188,917      30,227         82,336           --            6,618
Aaron D. Jones(5) --                      2000      224,664     194,222        189,025           --            1,925
  Former Senior Vice President,           1999      200,241          --         94,104           --            1,524
  Manufacturing Operations                1998      191,112      42,618         29,967                           946
  Worldwide

---------------

(1) For Messrs. Shumejda, Swingle, Boyd and Jones, bonus includes payments of bonuses earned under the Company's Management Incentive Compensation Plan which are made in the subsequent fiscal year. Under the terms of Mr. Ratliff's employment contract, effective August 15, 1995, Mr. Ratliff no longer participates in the Company's Management Incentive Compensation Plan.
(2) Other Annual Compensation includes cash payments made pursuant to the terms of the LTIP designed to satisfy a portion of the federal and state income tax obligations arising from the vesting of restricted stock awards ("LTIP Cash Payments"). LTIP Cash Payments for the past three years were as follows: Mr. Shumejda -- $873,480 in 2000, $935,609 in 1999 and $793,584 in
    1998; Mr. Swingle -- $382,579 in 2000, $453,186 in 1999 and $403,786 in
    1998; Mr. Boyd -- $150,329 in 2000, $76,467 in 1999 and $27,067 in 1998; Mr.
    Jones -- $189,025 in 2000, $94,104 in 1999 and $29,967 in 1998. Other Annual
    Compensation also includes 3% of the U.S. resident executive's salary that exceeds the maximum compensation limits under the Company's 401(k) savings plan beginning July 30, 1999. Other Annual Compensation for Mr. Shumejda in 1998 also includes the benefit for personal use of an airplane and automobile leased by the Company in the amount of $54,900. Other Annual Compensation for Mr. Swingle also includes relocation expenses and a related tax equalization payment in the amount of $30,471 for 1998. Other Annual Compensation for Mr. Boyd in 1998 includes cost of living allowances related to an overseas assignment in the amount of $53,694.
(3) Restricted Stock Awards represents restricted shares of Common Stock of the Company pursuant to the Company's Long-term Incentive Plan ("LTIP"). At March 12, 2001, the number and value of the aggregate shares of unvested restricted Common Stock beneficially held by each of the participants named above pursuant to the LTIP were as follows: Mr. Shumejda, 42,167 shares with a value of

    $425,043; Mr. Swingle, 14,667 shares with a value of $147,843; Mr. Boyd, 14,667 shares with a value of $147,843; and Mr. Jones, 18,333 shares with a value of $184,797. Awards earned under the LTIP by Mr. Ratliff have all vested.
(4) All Other Compensation for 2000 includes the following: (i) the value of the benefit to the executive officer for life insurance policies funded by the Company as follows: Mr. Shumejda -- $27,356; Mr. Swingle -- $38,319 and Mr. Boyd -- $24,291, and (ii) contributions to the Company's 401(k) Savings Plan in the amount of $4,800 for Messrs. Ratliff, Shumejda, Swingle and Boyd.

(5) Mr. Jones resigned as an officer and employee of the Company effective April 21, 2001. Mr. Jones' employment agreement with the Company provides that he will continue to receive his base salary for a period of two years after the termination of employment. Mr. Jones will also be entitled to benefits accrued under the Massey Ferguson UK Executive Pension Trust. The other terms of Mr. Jones' resignation are currently being negotiated by the Company.


STOCK OPTIONS

     The Company did not grant any stock options pursuant to the Company's 1991 Stock Option Plan during the fiscal year ended December 31, 2000 to any of the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options exercised during the last fiscal year and the unexercised options held as of the end of the fiscal year under the Company's Option Plan for the Named Executive Officers.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                             OPTIONS AT               IN-THE-MONEY OPTIONS AT
                         SHARES                         DECEMBER 31, 2000(#)          DECEMBER 31, 2000($)(1)
                       ACQUIRED ON      VALUE       ----------------------------    ----------------------------
NAME                   EXERCISE(#)   REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   -----------   -----------    -----------    -------------    -----------    -------------
Robert J. Ratliff....     $ --          $ --           9,000              --          $86,625          $ --
John M. Shumejda.....       --            --              --              --               --            --
Edward R. Swingle....       --            --              --              --               --            --
Norman L. Boyd.......       --            --           5,200              --               --            --
Aaron D. Jones.......       --            --           7,200              --               --            --

---------------

(1) Based on the market price of the Company's Common Stock on December 29, 2000 ($12.125), less the exercise price of "in-the-money" options.

EMPLOYMENT CONTRACTS

     The Company has employment contracts with Messrs. Ratliff, Shumejda, Swingle and Boyd. The employment contracts provide for base salaries at the following rates per annum: Mr. Ratliff -- $1,000,000; Mr. Shumejda -- $607,000; Mr. Swingle -- $300,000; and Mr. Boyd -- $252,890. Mr. Ratliff's contract, dated August 15, 1995, is for an eight year term, and Mr. Shumejda's contract, dated January 1, 1996, is for a ten year term. See "Compensation of the Chairman of the Board and Chief Executive Officer" under the heading "Compensation Committee Report on Executive Compensation" for additional details on Mr. Ratliff's and Mr. Shumejda's contracts. Mr. Swingle's and Mr. Boyd's employment contract continue in effect until terminated in accordance with the terms of the contract. Mr. Jones resigned as an officer and employee effective April 21, 2001. Under the terms of his employment contract, Mr. Jones will continue to receive his base salary for a period of two years from the date his employment terminated. The other terms of Mr. Jones' resignation are currently being negotiated by the Company.

     With the exception of Mr. Ratliff's contract, in addition to the specified base salary, the employment contracts provide that each officer shall be entitled to participate in or receive benefits under the Company's

Management Incentive Compensation Plan (the "Management Incentive Compensation Plan"). See "Compensation Committee Report on Executive Compensation." The contracts further provide that each officer will be entitled to participate in stock incentive plans, employee benefit plans, life insurance arrangements and any arrangement generally available to senior executive officers of the Company, including certain fringe benefits. The employment contracts discussed above provide for the payment of certain benefits in the event of a change of control (as defined therein) of the Company.

     THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE IN ANY PREVIOUS OR FUTURE DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES SAID REPORTS OR PERFORMANCE GRAPH BY REFERENCE IN ANY SUCH DOCUMENT.

                             AUDIT COMMITTEE REPORT

To the Board of Directors:

     The Audit Committee consists of the following members of the Board of
Directors: Curtis E. Moll (Chairman), W. Wayne Booker, Anthony D. Loehnis, David
E. Momot, Henk Visser. Each of the members is "independent" as defined by the New York Stock Exchange.


     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.


     We have discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and issued by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     We have also considered whether the provision of services provided by Arthur Andersen LLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, is compatible with maintaining Arthur Andersen LLP's independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

  Audit Fees

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year 2000 and the reviews of the financial statements included in the Company's Form 10-Q during such fiscal year were $1,310,131.

  Financial Information Systems Design and Implementation Fees

     There were no fees billed by Arthur Andersen LLP for professional services rendered for financial information systems design and implementation for fiscal year 2000.

  All Other Fees of Arthur Andersen LLP

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered other than audit fees and financial information systems design and implementation fees above were $1,212,267. These fees were primarily for tax advisory services and internal audit services. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

     Arthur Andersen LLP has audited the accounts of the Company and its subsidiaries since 1990 and will continue in that capacity during 2001. A representative of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

     A copy of the written charter of the Audit Committee of AGCO Corporation is attached to this Proxy Statement as Appendix A.

     The foregoing report has been furnished by the Audit Committee of the Company's Board of Directors.

         Curtis E. Moll, Chairman
         W. Wayne Booker
         Anthony D. Loehnis
         David E. Momot
         Henk Visser

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation plans and policies for the Company's executive officers as well as the Board of Directors. In carrying out this responsibility, the Compensation Committee approves the design of all compensation plans applicable to executive officers and directors, reviews and approves performance goals, establishes award opportunities, approves incentive award payouts, oversees the ongoing operation of the various plans and makes recommendations to the Board regarding certain of these matters. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the base salaries to be paid to the Executive Chairman of the Board, the Chief Executive Officer and each of the other executive officers as well as directors of the Company. The Compensation Committee also, in conjunction with the Board, reviews compensation policies applicable to executive officers as well as directors and considers the relationship of corporate performance to that compensation. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data.


EXECUTIVE OFFICER COMPENSATION POLICIES

     The objectives of the Company's executive compensation program are to:

     - Support the achievement of desired Company performance.

     - Provide compensation that will attract and retain superior talent and reward performance.

     - Align the executive officers' interests with the success of the Company by placing a portion of compensation at risk with payout being dependent upon corporate performance and appreciation in the price of the Company's Common Stock.

     Effective January 1, 1994, Section 162(m) of the Internal Revenue Code was enacted to disallow a corporate deduction for compensation in excess of $1,000,000 per year per individual paid to the Company's Chief Executive Officer and the other four most highly compensated officers, unless certain requirements are met. To the extent compensation is "performance-based," as defined by the Internal Revenue Code, it is excluded from compensation subject to the $1,000,000 cap on tax deductibility. The Committee's policy is to design and administer the Company's executive officer compensation program to comply with
Section 162(m) to the extent such compliance is practicable and in the best interests of the Company and its stockholders in order to minimize any loss of tax deductibility.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level that, in its judgment, is warranted by external, internal or individual circumstances.

     The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. The Chairman of the Board, the Chief Executive Officer and the other Named Executive Officers during 2000 are relatively substantial stockholders in the Company and are thus motivated to act on behalf of all stockholders to optimize overall Company performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's Executive Officer Compensation Program is comprised of base salary, incentive compensation in the form of an annual bonus plan, the Company's Long-Term Incentive Plan, the Supplemental Executive Retirement Plan and various benefits, including medical and savings plans which are generally available to employees of the Company.

  Base Salary

     Base salaries for the Company's key executive officers are established under employment contracts. The salaries are reviewed annually and are approved by the Compensation Committee. In determining base salaries, the Compensation Committee takes into consideration individual experience and performance as well as other circumstances particular to the Company. Base salary levels for the Company's executive officers are comparable to other companies of the same size and complexity. The Compensation Committee has periodically used information provided by independent consultants in evaluating base salary levels.

  Incentive Compensation

     The compensation policy of the Company, which was developed by the Compensation Committee, is that a substantial portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, much of an executive officer's compensation is subject directly to annual bonus compensation measured against established corporate and individual performance goals. Under the Management Incentive Compensation Plan, bonuses are paid based on the executive officer's performance and the performance of the entire Company. The purpose of the Management Incentive Compensation Plan is to provide a direct financial incentive in the form of an annual cash bonus for the achievement of corporate and personal objectives. Incentive compensation bonus opportunities are expressed as a percentage of the executive officer's base salary. The corporate objectives are set at the beginning of each year and must comprise at least 50% of the individual's objectives, with Messrs. Shumejda's, Swingle's, Boyd's and Jones' objectives based entirely upon corporate performance. For the year ended December 31, 2000, the corporate objectives were based on targets for net sales, pre-tax income, operating cash flow, and return on invested capital. Effective August 15, 1995, pursuant to the terms of Mr. Ratliff's amended employment contract, Mr. Ratliff's participation in the Management Incentive Compensation Plan was discontinued.

     The incentive compensation under the Management Incentive Compensation Plan is variable and the Compensation Committee believes it is closely tied to corporate and individual performance in a manner that encourages continuing focus on maintaining profitability and building stockholder value.

     In addition, special incentive awards can be made based on extraordinary and unusual achievement as determined by the Compensation Committee. Such awards are subject to approval by the Board of Directors.

  Long-Term Incentive Plan

     The LTIP is established as the primary long-term incentive vehicle for senior management. While other managers and key employees are eligible to receive stock option grants, participants in the LTIP are not eligible to receive stock options under the stock option program. The plan is designed to encourage officers and key employees to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause stock price appreciation.

     The LTIP provides opportunities for participants to earn shares of the Company's Common Stock if performance goals (measured solely by the increase in the price of the Common Stock) are met. The LTIP operates over a five-year performance period. Under the LTIP, each participant receives a contingent allocation of shares which can be earned during the specific five-year performance period. The size of the participant's total share allocation is based on the Compensation Committee's evaluation of the participant's ability to contribute to the Company's overall performance and is established to provide a long-term incentive opportunity which is competitive with the practices of a cross-section of U.S. industrial companies. If the share allocation is not fully earned during the performance period, any remaining opportunity is forfeited. The share allocation is earned in increments for each 20% increase in average stock price (with the average calculated over 20 consecutive trading days) over the base price established by the Compensation Committee. Accordingly, the stock price must double during a five-year period for the full allocation to be earned.

     For all restricted stock awards prior to 2000, earned shares were issued to the participant in the form of restricted stock which generally carried a five-year vesting period with one-third of each earned award vesting at the end of the third, fourth and fifth year after each award is earned. In 2000, the LTIP was amended to replace the vesting schedule with a non-transferability period for all future grants. Accordingly, for restricted stock awards in 2000 and all future awards, earned shares are subject to a non-transferability period which expires over a five-year period with the transfer restrictions lapsing in one-third increments at the end of the third, fourth, and fifth year after each award is earned. During the non-transferability period, participants are restricted from selling, assigning, transferring, pledging or otherwise disposing of any earned shares, but earned shares are not subject to forfeiture. In the event a participant terminates employment with the Company, the non-transferability period is extended by two years. When the earned shares have vested and are no longer subject to forfeiture, the Company is obligated to pay a cash bonus equal to 40% of the value of the shares on the date the shares are earned in order to satisfy a portion of the estimated income tax liability to be incurred by the participant. In the event of a change of control (as defined in the LTIP), all restrictions on earned shares lapse immediately.

  Stock Option Program


     The Company maintains the AGCO Corporation 1991 Stock Option Plan as a long-term incentive for key employees and consultants who do not participate in the LTIP. As set forth in this proxy statement, the Company is proposing to replace the 1991 Option Plan with the 2001 Option Plan, subject to shareholder approval of the 2001 Option Plan. See "Proposal Number 2 -- Approval of 2001 Stock Option Plan." The objectives of these plans are similar to those of the LTIP in aligning key employee and stockholder long-term interests by creating a strong and direct link between an employee's compensation and stockholder return and enabling key employees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.


     The qualified 1991 Option Plan authorizes, and the 2001 Option Plan will authorize, the Compensation Committee to award stock options to key employees based on outstanding performance and achievement. Options granted under the plan have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant and expire not later than ten years from the date of grant. Each recipient of such options is entitled to immediately exercise up to 20% of the options issued to such person and an additional 20% of such options vest in each subsequent year over each of the next four years. Awards are made at levels believed to be competitive with companies of comparable size and complexity.

  Supplemental Executive Retirement Plan

     The Supplemental Executive Retirement Plan ("SERP") provides Company executives with retirement income for a period of ten years based on a percentage of their final base salary, reduced by the executive's social security benefits and 401(k) employer matching contributions account. The benefit paid to the executive is equal to 3% of the final base salary times credited years of service, with a maximum benefit of 60% of the final base salary. Benefits under the SERP vest at age 65 or, at the discretion of the Board of Directors, at age 62 reduced by a factor to recognize early commencement of the benefit payments.


  Other Benefits


     The Company provides to executive officers medical benefits and retiree benefits in the form of contributions to a company sponsored 401(k) savings plan equal to 3% of base salary up to a base salary of $160,000 which is the maximum amount allowable under the IRS regulations. These benefits are comparable to those generally available to company employees. The Company also funds life insurance policies on behalf of its executive officers. The amount funded under the policies and the amount of insurance provided to the executive is commensurate with the executive's salary and level of responsibility. In addition, the Company enables its directors to participate in the Company's medical plans. The Company also allows limited personal use of an airplane leased by the Company to certain executive officers.


  Compensation of the Executive Chairman of the Board and Chief Executive
Officer

     Mr. Ratliff served as Chairman of the Board and Chief Executive Officer until February 1999 and continues to serve as Executive Chairman under an employment contract dated August 15, 1995, which was approved by the Compensation and Executive Committees of the Board of Directors. Under the employment contract, Mr. Ratliff's compensation is principally comprised of a base salary and restricted stock awards which are tied to stock performance. Mr. Ratliff's total compensation was evaluated in comparison to a peer group of companies of similar size, complexity and performance.

     The employment contract provides Mr. Ratliff with a base salary of $1,000,000 per annum. The base salary reflects the discontinuance of Mr. Ratliff's participation in the Company's Management Incentive Compensation Plan and recognition of the Company's past performance and growth. Under Mr. Ratliff's leadership, the Company has grown substantially and established itself as one of the largest manufacturers and distributors of agricultural equipment in the world.

     In February 2000, Mr. Ratliff was granted 200,000 contingent shares which could be earned under the LTIP during a five-year performance period. For the grant to be fully earned by Mr. Ratliff, the stock price must reach an average of $23.75 for a 20-day period. Mr. Ratliff has not earned any shares under the February 2000 grant. Under the terms of Mr. Ratliff's employment contract, all shares earned by Mr. Ratliff pursuant to the LTIP will carry no restrictions.

     Under the terms of Mr. Shumejda's employment contract dated January 1, 1996, Mr. Shumejda's compensation is principally comprised of a base salary of $607,000 per annum, participation in the Management Incentive Compensation Plan and restricted stock awards pursuant to the LTIP. Mr. Shumejda's total compensation is based on a comparison to a peer group of companies with similar size, complexity and performance. In February 2000, Mr. Shumejda was granted 250,000 contingent shares which could be earned under the LTIP during a five-year performance period. For the shares under the contingent grant to be earned, the stock price must reach an average of $23.75 for a 20-day period. Mr. Shumejda has not earned any shares under the February grant. All shares earned by Mr. Shumejda under the LTIP grant will carry a five-year non-transferability period.

     The Compensation Committee believes that the executive officers compensation program is suited to retaining and rewarding executives who contribute to the success of the Company in achieving its business objectives and increasing stockholder value. The Compensation Committee further believes that the program strikes an appropriate balance among the interests and needs of the Company, its stockholders and its executives.

     The foregoing report has been furnished by the Compensation Committee of the Company's Board of Directors.

               Gerald B. Johanneson, Chairman
           W. Wayne Booker
           Wolfgang Deml
           Wolfgang Sauer
           Henk Visser

                               PERFORMANCE GRAPH

     The graph shown below is a line graph presentation of the Company's cumulative stockholder returns on an indexed basis as compared to the S&P Mid-Cap 400 Index and the S&P Machinery -- Diversified Index.

                       COMPARISON OF STOCKHOLDER RETURN*
               AMONG AGCO CORPORATION, S&P MID-CAP 400 INDEX AND
                       S&P MACHINERY -- DIVERSIFIED INDEX

                                                    AGCO CORPORATION             S&P MID-CAP 400        S&P MACHINERY-DIVERSIFIED
                                                    ----------------             ---------------        -------------------------
12/95                                                      100                         100                         100
3/96                                                        94                         106                         115
6/96                                                       109                         109                         115
9/96                                                       100                         112                         123
12/96                                                      112                         119                         125
3/97                                                       109                         117                         125
6/97                                                       141                         135                         159
9/97                                                       125                         156                         165
12/97                                                      115                         158                         159
3/98                                                       117                         175                         175
6/98                                                        81                         171                         156
9/98                                                        26                         146                         110
12/98                                                       31                         188                         121
3/99                                                        26                         176                         124
6/99                                                        45                         200                         156
9/99                                                        51                         184                         142
12/99                                                       53                         215                         140
3/00                                                        45                         242                         122
6/00                                                        49                         234                         113
9/00                                                        47                         263                         109
12/00                                                       48                         253                         144

---------------


* Assumes $100 invested in the Company's Common Stock as of December 31, 1995. Assumes the investment of the same amount as of December 31, 1995 for the S&P Mid-Cap 400 Index and the S&P Machinery -- Diversified Index. Total return includes reinvestment of dividends. Returns for the Company are not necessarily indicative of future performance.

                               EXECUTIVE OFFICERS

     The following table sets forth information as of March 21, 2001 with respect to each person who is an executive officer of the Company.


NAME                                         AGE                    POSITIONS
----                                         ---                    ---------
Robert J. Ratliff..........................  69    Executive Chairman of the Board
John M. Shumejda...........................  55    President and Chief Executive Officer
Edward R. Swingle..........................  59    Senior Vice President of Sales and
                                                   Marketing, North and South America
Adri Verhagen..............................  59    Senior Vice President of Sales and
                                                   Marketing, Europe/Africa/Middle East and
                                                     East Asia/Pacific
Norman L. Boyd.............................  57    Senior Vice President of Corporate
                                                   Development
Stephen D. Lupton..........................  56    Senior Vice President and General Counsel
Donald R. Millard..........................  53    Senior Vice President and Chief Financial
                                                   Officer
Dexter E. Schaible.........................  51    Senior Vice President of Engineering and
                                                     Development Worldwide


     For a description of Messrs. Ratliff's and Shumejda's business experience, see "Proposal Number 1 -- Election of Directors."

     Edward R. Swingle has been Senior Vice President of Sales and Marketing, North and South America for the Company since June 1999. Mr. Swingle was Senior Vice President of Worldwide Marketing from September 1998 to May 1999, Vice President of Special Projects from July 1998 to September 1998, Vice President of Parts, North America from July 1996 to July 1998, Vice President of Parts, Americas from February 1995 to July 1996 and Vice President of Marketing from May 1993 to February 1995.

     Adri Verhagen has been Senior Vice President of Sales and Marketing, Europe/Africa/Middle East and East Asia/Pacific for the Company since June 1999. Mr. Verhagen was Vice President of Sales, Europe/Africa/Middle East from September 1998 to May 1999, Director/General Manager, East Asia/Pacific from October 1995 to September 1998 and Managing Director Massey Ferguson of Australia Ltd. from July 1979 to October 1995.

     Norman L. Boyd has been Senior Vice President of Corporate Development for the Company since October 1998. Mr. Boyd was Vice President of
Europe/Africa/Middle East Distribution from February 1997 to September 1998, Vice President of Marketing, Americas from February 1995 to February 1997 and Manager of Dealer Operations from January 1993 to February 1995.

     Stephen D. Lupton has been Senior Vice President and General Counsel for the Company since June 1999. Mr. Lupton was Vice President of Legal Services, International from October 1995 to May 1999, and Director of Legal Services, International from June 1994 to October 1995. Mr. Lupton was Director of Legal Services of Massey Ferguson from February 1990 to June 1994.

     Donald R. Millard has been Senior Vice President and Chief Financial Officer since October 2000. Mr. Millard was previously President, Chief Executive Officer and a director of Matria Healthcare, Inc. from October 1997 until October 2000. From October 1997 to October 1999 Mr. Millard also service as Chief Financial Officer of Matria Healthcare. Mr. Millard also service as Senior Vice President -- Finance, Chief Financial Officer and Treasurer of Matria Healthcare from March 1996 until October 1997. Mr. Millard is a director of First Union Bank, Atlanta, Georgia, Coast Dental Services, Inc. and American HomePatient, Inc.

     Dexter E. Schaible has been Senior Vice President of Engineering and Product Development, Worldwide for the Company since October 1998. Mr. Schaible was Vice President of Worldwide Product Development for the Company from February 1997 to October 1998, Vice President of Product Development from October 1995 to February 1997 and Director of Product Development from September 1993 to October 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     At March 12, 2001, the Company had loans outstanding in excess of $60,000 bearing interest at 6% to the following executive officers: Robert J.
Ratliff -- $90,000; John M. Shumejda -- $75,000; and Norman L. Boyd -- $153,325. The proceeds of the loans were used primarily to exercise stock options.

     The Company has an agreement to source certain engines for use in the Company's Brazilian production from Iochpe-Maxion, S.A. Dr. Sauer, a director the Company, is also a director of Iochpe-Maxion S.A.

     During 2000, the Company had net sales of $126.4 million to BayWa Corporation in the ordinary course of business. Mr. Deml, a director of the Company, is President and Chief Executive Officer of BayWa Corporation.


     In 2000, the Company entered into supply agreements with SAME Deutz-Fahr Group S.p.A. under which SAME Deutz-Fahr supplies to the Company certain orchard and vineyard tractors and the Company supplies to SAME Deutz-Fahr combines in the European market. At December 31, 2000, SAME Deutz-Fahr owned approximately 10% of the Company's common stock, but had no involvement in the Company's management.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by the Commission to furnish the Company with copies of all Section 16(a) forms that are filed.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were properly filed.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Summary Annual Report to Stockholders and Annual Report on Form 10-K for the 2000 fiscal year, including financial statements and schedules thereto but excluding other exhibits, is being furnished with this proxy material to stockholders of record as of March 12, 2001.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE 2000 FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON THE WRITTEN REQUEST OF THE BENEFICIAL OWNER OF ANY SHARES OF ITS COMMON STOCK ON MARCH 12, 2001, PROVIDED THAT SUCH REQUEST SETS FORTH A GOOD FAITH REPRESENTATION THAT, AS OF SUCH DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY. THE WRITTEN REQUEST SHOULD BE DIRECTED TO: CORPORATE SECRETARY, AGCO CORPORATION, 4205 RIVER GREEN PARKWAY, DULUTH, GEORGIA 30096.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, a firm of independent public accountants, has been appointed the Company's independent public accountants for the year 2001. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee.

     A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from stockholders.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder of the Company who wishes to present a proposal at the 2002 annual meeting of stockholders of the Company, and who wishes to have such proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver a copy of such proposal to the Company at its principal executive offices at 4205 River Green Parkway, Duluth, Georgia 30096, Attention:
Corporate Secretary, no later than December 5, 2001; however, if next year's annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 2001 Annual Meeting, any stockholder who wishes to have a proposal included in the Company's proxy statement for that meeting must deliver a copy of the proposal to the Company at a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

     Any stockholder of the Company who wishes to present a proposal at the 2002 annual meeting of stockholders of the Company, but not have such proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver a copy of such proposal to the Company at its principal executive offices at 4205 River Green Parkway, Duluth, Georgia 30096, Attention: Corporate Secretary no later than February 18, 2002 and in accordance with the advance notice provisions of the Company's Bylaws or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting. The advance notice provisions of the Company's Bylaws provide that for a proposal to be properly brought before a meeting by a stockholder, such stockholder must have given the Company notice of such proposal in written form meeting the requirements of the Company's Bylaws no later than sixty days and no earlier than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

                                                                      APPENDIX A

                                AGCO CORPORATION
               AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS

                                   SECTION I

                          PURPOSE AND RESPONSIBILITIES

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to the shareholders or any governmental body, the Company's systems of internal controls established by management and the Board, and the Company's auditing, accounting and financial reporting processes generally.

     The Committee's primary duties and responsibilities are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; to review and appraise the audit efforts of the Company's independent accountants and internal auditors; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to react appropriately to changing conditions and to ensure to the Board and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements.

     The Company's independent accountants are ultimately responsible to the Board of Directors and the Committee. The Committee has full authority and responsibility to select, evaluate, and, if necessary, replace the independent accountants.

                                   SECTION II

                                  COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee, and otherwise shall meet the requirements of the New York Stock Exchange. All members of the Committee shall have a basic understanding of finance and accounting practices, and at least one member of the Committee shall, to the extent possible, have accounting or related financial management expertise.

                                  SECTION III

                                    MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chair should meet with management and the independent accountants quarterly to review the Company's financial statements and significant findings basal upon the auditors limited review.

                                   SECTION IV

                          DUTIES AND RESPONSIBILITIES

     To fulfill its duties and responsibilities the Committee shall:

  Review of Documents and Reports

     1. Review and reassess the adequacy of this Charter, at least annually or as conditions dictate.

     2. Review the Company's annual financial statements prior to filing or submission to the shareholders or any governmental body, including any report, opinion or review rendered by the independent accountants.

     3. Review the regular internal reports to management prepared by the internal auditors and management's response.

     4. Review with financial management and the independent accountants the Company's quarterly financial results prior to filing of the SEC Form 10-Q. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent accountants. The Chair of the Committee may represent the entire Committee for purposes of this review.

     5. Prepare a report for Inclusion in the annual Proxy Statement stating whether the Committee has reviewed and discussed the financial statements with management and the independent auditors, and whether the Committee recommended to the Board that the audited financials be included in the Form 10-K

     6. File this Charter as an appendix to the Proxy Statement at least once every three years.

  Independent Accountants

     7. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to them.

     8. On an annual basis, the Committee should review and discuss with such accountants all significant relationships they have with the Company to determine their independence. In connection with this responsibility, the Committee shall receive on an annual basis, a formal written statement from the independent accountants regarding relationships and services which may affect their objectivity and independence.

     9. Review the performance of the independent accountants and approve the discharge of such accountants when circumstances warrant.

     10. Review the independent accountants audit plan and scope for the current year audit.

     11. After the completion of the annual audit examination, review with management and the independent accountants the following:

     - The Company's annual financial statements and related footnotes.

     - The independent accountants audit of and report on the financial statements.

     - Discuss certain matters required to be communicated to Audit Committees.

     - Comments or recommendations of the independent accountants and management's response.

  Internal Audit and Legal Compliance

     12. Review the internal audit plan, scope and budget on an annual basis.

     13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     14. On an annual basis, review with the Company's legal counsel, any legal matters that would have a significant impact on the company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  Financial Reporting Processes

     15. Discuss with the independent accountants their judgments about the quality and appropriateness of the accounting principles used in the Company's financial reporting, including the consistency of accounting policies and the clarity and completeness of the financial statements and related disclosures.

     16. Discuss with management, the independent accountants and the internal auditors any significant risks or exposures affecting the Company, and assess the steps management has taken to minimize such risks and exposures.

     17. Consider and approve (where appropriate) major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditors.

                                                                      APPENDIX B

                                    FORM OF

                                AGCO CORPORATION

                             2001 STOCK OPTION PLAN

                                AGCO CORPORATION

                             2001 STOCK OPTION PLAN

                                   SECTION I

                                    PURPOSES

     AGCO Corporation (the "Company") desires to afford certain directors, key employees and consultants of the Company and its subsidiaries who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company.

     The stock options offered pursuant to this 2001 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

     The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

     The options granted under the Plan may be designated as either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options") but the Company makes no warranty as to the qualification of any option as an Incentive Option. Only key employees may be granted Incentive Options under the Plan.

                                   SECTION II

                      AMOUNT OF STOCK SUBJECT TO THE PLAN

     The total number of shares of common stock of the Company which may be purchased pursuant to the exercise of options granted under the Plan shall not exceed, in the aggregate, 2,623,438 shares of the authorized common stock, $0.01 par value, per share, of the Company (the "Shares").

     Shares which may be acquired under the Plan may be either authorized but unissued Shares or Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that options granted under the Plan expire or terminate without having been exercised, new options may be granted with respect to the Shares covered by such expired or terminated options, provided that the grant and the terms of such new options shall in all respects comply with the provisions of the Plan.

     Except as provided in Article XX, the Company may, from time to time during the period beginning April 25, 2001 (the "Effective Date") and ending April 24, 2011 (the "Termination Date") grant options to certain directors, key employees and consultants under the terms hereinafter set forth.

     No individual shall be granted options to purchase in the aggregate more than 250,000 shares.

                                  SECTION III

                                 ADMINISTRATION

     The Board of Directors of the Company (the "Board of Directors") shall designate from among its members an option committee (the "Committee") to administer the Plan. The Committee shall consist of no fewer than three (3) members of the Board of Directors, each of whom shall be a "nonemployee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.

     Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that, with respect to the participation in the Plan by persons who are members of the Board of Directors, such powers and functions of the Committee may be exercised by the Board of Directors only if, at the time of such exercise, all of the members of the Board of Directors acting in the particular matter are "nonemployee directors" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to determine the persons to whom options shall be granted, the time when such options shall be granted, the number of Shares which shall be subject to each option, the purchase price of each Share which shall be subject to each option, the period(s) during which such options shall be exercisable (whether in whole or in part) and the other terms and provisions thereof. In determining the employees to whom options shall be granted and the number of Shares for which options shall be granted to each person, the Board of Directors or the Committee, as the case may be, shall consider the length of service, the amount of earnings, and the responsibilities and duties of such person.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, also shall have authority to construe the Plan and options granted thereunder, to amend the Plan and options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan; provided, however, that neither the Board of Directors nor the Committee shall issue any new option in exchange for the cancellation of an existing option if such new option would have an exercise price lower than the exercise price of the cancelled option. The Board of Directors or the Committee, as the case may be, also shall have the authority to require, in its discretion, as a condition of the granting of any such option, that the optionee agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the option for a period of six (6) months following the date of acquisition of such Shares and (ii) that in the event of termination of service of the optionee with the Company or any subsidiary of the Company, other than as a result of dismissal without cause, such optionee will not, for a period to be fixed at the time of the grant of the option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary of the Company, or enter into any employment in which such optionee will be called upon to utilize special knowledge obtained through service with the Company or any subsidiary of the Company.

     The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

     The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

                                   SECTION IV

                                  ELIGIBILITY

     Options may be granted only to directors, key employees and consultants of the Company and its subsidiaries who are not members of the Committee.

     An Incentive Option shall not be granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the

Company unless (i) the option price is at least one hundred ten percent (110%) of the fair market value per share (as defined in Article VI) of the stock subject to the option and (ii) the option is not exercisable after the fifth anniversary of the date of grant of the option. In determining stock ownership of an employee, the rules of Section 424(d) of the Code shall be applied, and the Board of Directors or the Committee, as the case may be, may rely on representations of fact made to it by the employee and believed by it to be true.

                                   SECTION V

                     MAXIMUM ALLOTMENT OF INCENTIVE OPTIONS

     If the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as Non-Qualified Options.

                                   SECTION VI

                            OPTION PRICE AND PAYMENT

     The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine but, in the case of an Incentive Option, such price shall not be less than one hundred percent (100%) of the fair market value of the Shares subject to such option, as determined in good faith by the Board of Directors or the Committee, as the case may be, at the date the option is granted.

     If the Shares are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange in the United States on the date next preceding the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value per share shall be deemed to be the average of the high bid and low asked prices on the date next preceding the date upon which the option is granted as reported by NASDAQ.

     For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

     Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, if and to the extent the terms of such option so provide and to the extent permitted by applicable law, exercise an option in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the option being exercised by the delivery of such Shares. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                                  SECTION VII

                                USE OF PROCEEDS

     The cash proceeds of the sale of Shares subject to the options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

                                  SECTION VIII

                LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

     In order to assist an optionee (including an optionee who is an officer or director of the Company or any subsidiary of the Company) in the acquisition of shares of Common Stock pursuant to an option granted under the Plan, the Board of Directors or the Committee, as the case may be, may authorize, at either the time of the grant of an option or the time of the acquisition of Common Stock pursuant to the option, (i) the extension of a loan to the optionee by the Company, (ii) the payment by the optionee of the purchase price, if any, for the Common Stock in installments, or (iii) the guarantee by the Company or a subsidiary of the Company of a loan obtained by the optionee from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Board of Directors or the Committee, as the case may be. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability which may be incurred in connection with the acquisition. In no event, however, may the amount of any loan exceed the amounts allowable to the loan to such individual for the purposes stated hereunder as provided by any regulation of the United States Treasury or other State or Federal statute.

                                   SECTION IX

            TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

     Unless the Board of Directors or the Committee, as the case may be, shall determine otherwise (in which event the instrument evidencing the option granted hereunder shall so specify), any option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such option.

     The Board of Directors or the Committee, as the case may be, shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

     To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     Options granted to an employee may not be repriced whereby outstanding options are canceled and the exercises price of the new option is lower than the price of the canceled option, unless a period in excess of six months has elapsed between the date of cancellation of outstanding options and the granting of new options.

                                   SECTION X

                              EXERCISE OF OPTIONS

     Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company and the stock transfer agent for the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XV, XVI, XVII and XVIII, the Company shall cause certificates for the Shares so purchased to be delivered to the optionee, against payment of the full purchase price, on the date specified in the notice of exercise.

                                   SECTION XI

                         NONTRANSFERABILITY OF OPTIONS

     An option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

                                  SECTION XII

                           TERMINATION OF EMPLOYMENT

     Upon termination of employment of any employee with the Company or any subsidiary of the Company any option previously granted to such employee, unless otherwise specified by the Board of Directors or the Committee, as the case may be, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

          (a) if the employee shall die while in the employ of the Company or any subsidiary of the Company or during either the three (3) month or one
     (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an option as herein provided, the legal representative of such employee, or such person who acquired such option by bequest or inheritance or by reason of the death of the employee, may, not later than one (1) year from the date of death, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors or the Committee, as the case may be, in such option grant; and

          (b) if the employment of any employee to whom such option shall have been granted shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Board of Directors or the Committee, as the case may be), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such option as herein provided, such employee shall have the right to exercise such option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors or the Committee, as the case may be, in such option at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

     In no event, however, shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

     If an employee voluntarily terminates his or her employment, or is discharged for cause, any option granted hereunder shall, unless otherwise specified by the Board of Directors or the Committee, as the case may be, in the option, forthwith terminate with respect to any unexercised portion thereof.

     Notwithstanding any other provision of this Article XII, if the employment of any employee with the Company or any subsidiary of the Company is terminated, whether voluntarily or involuntarily, within a one-year period following a change in the ownership or effective control of the Company (within the meaning of Section 280G(b)(2)(A)(i) of the Code) and while such employee is entitled to exercise an option as herein provided, other than a termination of such employment by the Company or any subsidiary of the Company for cause, such employee shall have the right to exercise all or any portion of such option at any time up to and including three (3) months after the date of such termination of employment, at which time such option shall cease to be exercisable.

     If an option granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

     For the purposes of the Plan, the term "for cause" shall mean (i) with respect to an employee who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or any subsidiary of the Company, which agreement or plan contains a definition of "for cause or cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or
(ii) in all other cases, as determined by the Committee or the Board of Directors, as the case may be, in its sole discretion, (a) the willful commission by an employee of a criminal or other act that causes or will probably cause substantial economic damage to the Company or a substantial injury to the business reputation of the Company; (b) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or any subsidiary of the Company; or (c) the continuing willful failure of an employee to perform the duties of such employee to the Company or any subsidiary of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee by the Board of Directors or the Committee, as the case may be. For purposes of the Plan, no act, or failure to act, on the employee's part shall be considered "willful" unless done or omitted to be done by the employee not in good faith and without reasonable belief that the employee's action or omission was in the best interest of the Company or a subsidiary of the Company.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an option and shall be entitled to exercise such option during such leave if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to re-employment is guaranteed by statute or contract.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

                                  SECTION XIII

              ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

     In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding option such that each such option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such option had such option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an option. In addition, in the event of any such change, the Board of Directors or the Committee, as the case may be, shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares for which options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding options as shall be equitable to prevent dilution or enlargement of rights under such options, and the determination of the Board of Directors or the Committee, as the case may be, as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code without the consent of the grantee.

                                  SECTION XIV

                         RIGHT TO TERMINATE EMPLOYMENT

     The Plan shall not impose any obligation on the Company or any subsidiary of the Company to continue the employment of any holder of an option and it shall not impose any obligation on the part of any holder of an option to remain in the employ of the Company or of any subsidiary thereof.

                                   SECTION XV

                            PURCHASE FOR INVESTMENT

     Except as hereafter provided, the holder of an option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

                                  SECTION XVI

             ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     Upon any exercise of an option which may be granted hereunder and payment of the purchase price, a certificate or certificates for the Shares as to which the option has been exercised shall be issued by the Company in the name of the person exercising the option and shall be delivered to or upon the order of such person or persons.

     The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or
(iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes

(and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement, provided that the Company shall have no obligation to include any shares in any Registration statement.

     All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

                                  SECTION XVII

                               WITHHOLDING TAXES

     The Company may require an employee exercising a Non-Qualified Option or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of SECTION 421(b) of the Code) to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe.

                                 SECTION XVIII

                     LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

                                  SECTION XIX

                             AMENDMENT OF THE PLAN

     The Board of Directors may, from time to time, amend the Plan without stockholder approval except to the extent that any such amendment fails to comply with any applicable provision of the Code, the Employee Retirement Income Security Act of 1974 or the rules of the New York Stock Exchange or causes the Plan to fail to be treated as qualified performance-based compensation under applicable Treasury Regulations.

                                   SECTION XX

                     TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

                                  SECTION XXI

                                 GOVERNING LAW

     The Plan, such options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                                  SECTION XXII

                               PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

                                 SECTION XXIII

                                 EFFECTIVE DATE

     The Plan shall become effective at 5:00 p.m., New York City time, on the Effective Date; provided, however, that if the Plan has not been approved by a vote of the shareholders of the Company at an annual meeting or any special meeting or by unanimous written consent within twelve (12) months before or after the Effective Date, the Plan and any options granted thereunder shall terminate.

                                  (AGCO Logo)

PROXY                          AGCO CORPORATION

                            4205 RIVER GREEN PARKWAY
                             DULUTH, GEORGIA 30096

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 2001


    The undersigned hereby appoints Donald R. Millard and Stephen D. Lupton and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of AGCO Corporation held of record by the undersigned on March 12, 2001 at the Annual Meeting of Stockholders of AGCO Corporation to be held at the offices of the Company, 4205 River Green Parkway, Duluth, Georgia 30096, at 9:00 a.m., local time, on Wednesday, April 25, 2001, and any adjournments thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

1. ELECTION OF DIRECTORS

[ ]         FOR all nominees listed below (except as                       [ ]         WITHHOLD AUTHORITY to vote for all
            marked to the contrary)                                                    nominees listed below

 Nominees: W. Wayne Booker, Gerald B. Johanneson, Curtis E. Moll and Robert J.
                                    Ratliff

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.

--------------------------------------------------------------------------------

2. Approve the AGCO Corporation 2001 Stock Option Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

                                                              ---------------------------------------
                                                              Signature

                                                              ---------------------------------------
                                                              Signature, if held jointly

                                                              Dated:                               , 2001
                                                                      --------------------------
                                                              NOTE: PLEASE SIGN ABOVE EXACTLY AS NAME
                                                              APPEARS ON STOCK CERTIFICATE. IF STOCK IS
                                                              HELD IN THE NAME OF TWO OR MORE PERSONS, ALL
                                                              MUST SIGN. WHEN SIGNING AS ATTORNEY,
                                                              EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                                              GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF
                                                              A CORPORATION, PLEASE SIGN IN FULL CORPORATE
                                                              NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                              OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN
                                                              PARTNERSHIP NAME BY AUTHORIZED PERSON.